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                                                                      EXHIBIT 21

LIST OF SUBSIDIARIES

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COMPANY                                                         STATE OF INCORPORATION
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
IMPACT Center of Albany, LLC                                          Tennessee
IMPACT Center of Bayonne, LLC                                         New Jersey
IMPACT Center of Billings, LLC                                        Tennessee
IMPACT Center of Fort Smith, LLC                                      Tennessee
IMPACT Center of Glendale, LLC                                        Tennessee
IMPACT Center of Mobile, LLC                                          Tennessee
IMPACT Center of Mt. Diablo, LLC                                      Tennessee
IMPACT Center of Northridge, LLC                                      Tennessee
IMPACT Center of St. Johns, LLC                                       Tennessee
IMPACT Center of Tri-City Medical Center, LLC                         Tennessee
IMPACT Center of Washington, D.C., LLC                                Tennessee
Response Acquisition Company, Inc.                                    Tennessee
Response Oncology of Fort Lauderdale, Inc.                             Florida
Response Oncology of Miami Beach, Inc.                                 Florida
Response Oncology of St. Petersburg, Inc.                              Florida
Response Oncology of Tamarac, Inc.                                     Florida
Response Oncology of Treasure Coast, Inc.                              Florida
Response Oncology of West Fort Lauderdale, Inc.                        Florida
Response Oncology Management of South Florida, Inc.                    Florida
South Florida Response Oncology, Inc.                                  Florida

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